                                                                    EXHIBIT 23.1






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 4, 2005, relating to the financial statements and financial statement schedule of Tektronix, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 28, 2005.

DELOITTE & TOUCHE LLP


Portland, Oregon
January 18, 2006